Exhibit 10.7

Contract Reference No.:

Membership Code:

Dealership Agreement

by

and

between

Shanghai-Volkswagen Sales Co., Ltd.

And

[Dealer]

Recitals

Parties to this Franchised Dealership Contract: (the “Parties”)

Shanghai-Volkswagen Sales Co., Ltd. (the “Supplier”); and

[Dealer]  (the “Dealer”).

Whereas,

[Intentionally omitted]

NOW, THEREFORE, the Parties hereby reach agreement as follows:

Part I                 Bases for the Contract

Article 1                                               Definitions

The following terms shall have the meaning set forth below:

1.               “Network Organization” means all the retailers and maintenance stations who have contractual relationship with the Supplier, who are also collectively referred to as “Dealers” in certain cases.

2.               “Dealer” means a retailer who has franchise relationship with the Supplier and is authorized by the Supplier to sell Contractual Products and provide after-sales services to Contractual Cars and may deal in used cars to the extent permitted by law and authorized by the Supplier in writing.

3.               “Maintenance Station” means a franchise service provider authorized by the Supplier to provide comprehensive aftermarket services for the Contractual Products.

4.               “Contractual Products” means all the vehicles, spare parts and accessories listed in Schedule        hereto.

5.               “Contractual Vehicles” means all the cars listed in Schedule        hereto.

6.               “Contractual Parts” means all the Original Parts and accessories.

7.               “Level One Mark” includes Chinese logo, English logo, company logo, flags and authorization plate.

8.               “Level Two Mark” includes outdoor signage, second-hand car business category signage, second-hand car area signage, office nameplate, maintenance workshop nameplate, and exhibition area signage.

9.               “Original Parts” means the spare parts and components approved and provided by the Supplier and used for the aftermarket service for the Contractual Vehicles.

10.         “Pre-sale PDI” means any quality inspection conducted prior to the delivery by the Supplier of the Contractual Vehicles to end users.

11.         “Service” means the pre-sale service, aftermarket service and other relevant business service provided by the Dealer upon requests of the Supplier.

12.         “Marketing and Promotion” means the comprehensive marketing activities conducted by the Dealer in the Territory in accordance with the Operating Management Guideline formulated by the Supplier.

13.         “Reasonable Inventory” means all the inventory varieties and quantities maintained by the Network Organization in order to ensure normal operation of the Contractual Vehicles and the Contractual Parts in accordance with the requirements of the Supplier.

14.         “Territory” means the region set forth in Schedule        hereof designated by the Supplier within which the Dealer is authorized to sell and provide Service for the Contractual Products.

15.         “Operating Management Guideline” means the documents and manuals in effect and subject to amendment and supplement from time to time, related to the daily business activities and operating management of the Dealer formulated and provided by the Supplier from time to time, and in accordance with the provisions hereof, must be followed by the Dealer.

16.         “Warranty Provisions” means any provisions related to the scope and method of quality warranties for the Contractual Vehicles indicated in the Instructions for Use and Maintenance accompanying the Contractual Vehicles.

17.         “Key Employee” or “Key Employees” means the management personnel listed in Article        of Schedule          hereof.

18.         “Law’ means all the laws, regulations and rules in effect promulgated by competent governmental authorities of the People’s Republic of China.

Article 2 Purpose

1.               In accordance with the terms of this Contract and the agreement set forth in the Operating Management Guideline, the Supplier hereby grants to the Dealer the right to distribute the Contractual Products in the Territory to end users, and provide Services in accordance with the requirements of the Supplier.

2.               The Dealer shall endeavor to make the Contractual Products acquire the maximum market share in the Territory.

3.               The  Dealer shall ensure that, during the term of this Contract, its form of organization and structure shall always be in consistent with the agreement set forth in Schedule          hereof, or it shall take any other form of organization and structure agreed by the Supplier in writing.

Part II Rights, Obligations and Legal Status of the Dealer

Article 3 Dealer’s Code of Conduct

1.               The Dealer shall, in accordance with the Operating Management Guideline, sell the Contractual Products in the Territory, provide better aftermarket service than its competitors and maintain Reasonable Inventory of the Contractual Products required under this Contract.

2.               The basis for the code of conduct to be followed by the Dealer shall include this Contract and the schedules hereof and the Operating Management Guidelines formulated, amended or supplemented from time to time.

3.               The Dealer, as an independent party to this Contract, shall perform all its obligations hereunder in its own name and for its own benefit.  Nothing herein shall constitute the relationship of employer and employee, principal and agent, or a partnership or joint venture between the Dealer and Supplier.

4.               During the term of this Contract, the Dealer shall ensure to maintain sufficient assets and capital to meet the business demand.

5.               Without prior written consent of the Supplier, the Dealer shall not directly or indirectly sell, market or repair any vehicle or spare part that is not a Contractual Product.

6.               Except the accessories cannot be provided by the Supplier, the Dealer shall not sell any other accessories not provided by the Supplier.

7.               The Dealer shall independently undertake the business hereunder in accordance with applicable laws and the agreement herein.

The Dealer shall:

(a) be an independent legal person and have obtained any governmental license required for the sale of the Shanghai Volkswagen brand cars;

(b) construct the facilities required for the operation of the business agreed hereunder, in accordance with the standard for the company image and facilities set forth under the Operating Management Guideline;

(c) have employees only engaging in the sale and services of the Contractual Products;

(d) carry out marketing, sales and advertising activities for the Contractual Products within the scope of authorization granted by the Supplier;

(e) separate its business activities in connection with this Contract from any other business activities;

(f) comply with the local environmental laws and regulations.

8.               The Dealer may only sell, promote and repair the Contractual Products within the Territory.

9.               Without prior written consent of the Supplier, the Dealer shall not export any Contractual Products.

10.         Without prior written consent of the Supplier, the Dealer shall not sell the Contractual Products to any companies or individuals other than end users.

11.         Without prior written consent of the Supplier, the Dealer shall not provide any model of the Contractual Products to users for purpose of being used as taxi cars.

12.         The Dealer shall not sell any counterfeit Contractual Products, and shall not use any spare parts or components which are not provided by the Supplier in its aftermarket service.

13.         The Dealer agrees that it shall inform the Supplier of any change of its corporate nature, form of organization, structure, shareholders, Key Employees, corporate assets and business content which is different from those listed in schedule          hereof or the condition agreed or confirmed by the Supplier, or may affect the operation of the Dealer’s business, or give rise to any change of the records of the Dealer maintained by the Supplier, or affect the interests of the Supplier; and any such change may not be made unless agreed by the Supplier in writing.

14.         Where the Dealer sells any Contractual Vehicles to end users, it shall execute the Shanghai Volkswagen Car Sales Contract provided by the Supplier with such end users.

15.         The Dealer shall conduct Pre-sale PDI before it delivers cars to end users.

16.         The Dealer must pass the certification of a quality system designated by the Supplier within the agreed period.

17.         The Dealer shall accept examination and evaluation of its business operation conducted by the Supplier in accordance with the standard formulated by the Supplier from time to time.

18.         The employees holding any key position of the Dealer shall receive various testing, training and certification.

19.         The Dealer shall keep in confidence all the documents and materials it receives from Volkswagen Group, Shanghai Automotive Industry Corporation, SAIC Motor Corporation Limited, Shanghai Volkswagen and the Supplier, as well as the content of related management system, computer software and various training.

20.         The Supplier shall have a right of first refusal to enter into any franchise contract in respect of automobile sale and services with the Dealer, so long as the Dealer engages in such business.

21.         The Dealer shall execute employment contracts with its employees which shall meet the requirements of the Supplier.

Article 4 Shipment and Acceptance of Contractual Products

1.               The business transaction between the two parties shall be conducted based on the invoices and delivery orders issued by the Supplier.  The Supplier may authorize its local branches to execute the orders placed by the Dealer, and issue invoices and delivery orders to the Dealer.

2.               The Dealer’s orders shall become effective only after being confirmed by the Supplier, and shall be binding upon both Parties.

3.               The Dealer shall inform the Supplier of its plan for the order of Contractual Vehicles in writing or through the special order system of the Supplier during the period required by the Operating Management Guideline.

4.               Unless otherwise agreed hereunder, the Supplier shall arrange for the delivery of the Contractual Products to the Dealer after the Supplier pays the amount listed in the invoice in full to the account of the Supplier.

5.               The Dealer shall receive the Contractual Products at the place and in the manner agreed by the Parties, and shall inspect the Contractual Products in accordance with the requirements set forth under the handover documents provided by the Supplier or any third party on behalf of the Supplier.

6.               The Dealer shall promptly notify the Supplier of any damages of the Contractual Vehicles discovered by the Dealer during product inspection.

7.               The Supplier shall deliver documents in respect of quality warranty for the Contractual Vehicles supplied to the Dealer.

8.               The quality of the Contractual Vehicles supplied to the Dealer shall comply with the production standard in effect as at the date of production.

9.               The Supplier will not deliver any Contractual Products to the Dealer unless it receives the full payments for such Contractual Products, provided that in case the Dealer fails to make payment after it receives the Contractual Products or the Supplier accept the Dealer’s request for payment after delivery of the Contractual Product, the ownership of such Contractual Products shall still vest in the Supplier before the full payment for the same has been remitted to the account designated by the Supplier and available to the Supplier.

10.         The risk of loss and damage of the Contractual Products shall transfer to the Dealer upon its receipt of the same.  In the event that the Dealer fails to accept the products on time due to causes not attributable to the Dealer, the risk of loss and damage shall transfer to the Dealer from the delivery date agreed by the Parties.

Article 5 Plans and Conditions for the Sale of Contractual Products

1.               The Supplier shall formulate to the Dealer an annual plan for each year and a monthly plan for each month for the sale and inventory of Contractual Vehicles and send such plan to the Dealer in writing.  The achievement of such plan shall be one of the bases to determine whether and how much discount may be granted to the Dealer.  The Supplier may adjust the Dealer’s annual and/or monthly sales and/or inventory plan from time to time based on the change of the domestic car market.

2.               The Supplier shall have the right to formulate an annual plan for each year and a monthly plan for each month for the sale and inventory Contractual Parts.  The achievement of such plan shall be one of the bases to determine whether and how much discount may be granted to the Dealer.  The Supplier may adjust the Dealer’s annual and/or monthly sales and/or inventory plan from time to time based on the change of the domestic auto market.

3.               The Dealer shall not modify or remodel any Contractual Vehicle without prior written consent of the Supplier.

4.               If the Contractual Vehicles in the possession of the Dealer are damaged before being sold to end users, the Dealer shall immediately inform the Supplier in writing and may not make any repair without the Supplier’s written consent.

5.               The Dealer may engage in the sale of second-hand Contractual Products in accordance with the requirements of the Supplier and the Operating Management Guideline, to the extent permitted by applicable laws and authorized by the Supplier in writing.

Article 6 Inventory and Display

1.               The Dealer shall maintain Reasonable Inventory of the Contractual Products in accordance with the types and quantities set forth in the Operating Management Guideline provided by the Supplier.

2.               The Dealer shall display in its exhibition hall all models of the Contractual Vehicles authorized to be sold in accordance with the requirements of the Supplier.

Article 7 Sale and Aftermarket Service

1.               The Dealer shall ensure a quality sale and aftermarket service of the Contractual Products.

2.               In the event the Supplier deems it necessary to recall and/or take necessary measures with respect to the Contractual Products, all repair services and related preparation work shall also be a part of aftermarket services, which shall be rendered by the Dealer in accordance with the requirements set forth in the Operating Management Guideline.

3.               The Shanghai Volkswagen Car Sales Contract entered into between the Dealer and its end users shall cover the Warranty Provisions of the Supplier.

4.               The Dealer shall promptly report to the Supplier any breakdown of the Contractual Products which is difficult to maintain or was maintained.

5.               The Dealer shall assume any and all obligations with respect to any quality issues of the Contractual Vehicles and any increase in the clients’ complain, in each case, due to the Dealer’s reasons.

6.               The Dealer shall assume any and all obligation if it fails to (i) promptly report any claims made by any end user due to any quality warranty or other quality disputes and (ii) duly keep the questioned spare parts.

7.               The Dealer shall duly solve all complaints, disputes and litigation in connection with the sale, aftermarket service and quality of the Contractual Products.

8.               The Supplier may examine the Dealer’s accounts and data related to quality warranty on an irregular basis.  Any unreasonable indemnity discovered during such examination shall be returned to the Supplier, and the Dealer shall pay the Supplier liquidated damages equivalent to the unreasonable indemnity discovered if such indemnity exceeds 10% of the total indemnities subject to the examination.

9.               The Dealer shall only use the Original Parts supplied by the Supplier in providing maintenance services.

10.         If the Dealer (i) uses any non-Original Parts or counterfeit Original Parts to provide any quality warranty services or initial maintenance services and claims for damages against the Supplier, and/or (ii) claims for damages based on any fictional facts, the Dealer shall return the indemnity in full and pay liquidated damages to the Supplier.

11.         The Parties agree that if the Dealer purchases any spare parts or components from any third parties other than the Supplier, the Dealer shall pay liquidated damages equivalent to the amount of payment made by the Dealer for such spare parts or components, and the Supplier may impose any other penalties agreed by the Parties.

Article 8 Marketing, Advertisement and Promotion

1.               The Dealer shall carry out activities in relation to the promotion and brand maintenance of the Contractual Products in the Territory in accordance with the relevant provisions in the Operating Management Guideline approved and provided by the Supplier.

2.               The Supplier shall, at the beginning of each quarter, and based on the sales volume achieved for the previous quarter and the relevant provisions of the Operating Management Guideline, provide financial support to the Dealer for its marketing and promotional activities conducted in the previous quarter.

[3 and below, intentionally omitted]

Article 9 Trademark and Logo

[intentionally omitted]

Article 10 Information Collection and Report

[intentionally omitted]

Article 11 Operation Facilities and Business Activities

Without prior written consent of the Supplier, the Dealer may not use its business premises or facilities to sell any auto products or spare parts or conduct any other business other than to sell and provide Service for the Contractual Products.

Any change or reconstruction by the Dealer of its business premises or building requires prior written consent of the Supplier.

Any investment activities conducted by the Dealer which (i) may materially change its business related to the Contractual Products; or (ii) falls out of its normal scope of business activities; or (iii) contravene with the agreement set forth herein; or (iv) may directly or indirectly affect the business activities conducted by the Dealer hereunder, shall require prior written consent of the Supplier.

Part III Rights and Obligations of the Supplier

Article 12 Advice and Assistance

1.               The Supplier shall provide advice and assistance with respect to the sale and aftermarket Service of the Contract Products upon reasonable request by the Dealer, including without limitation, providing appropriate support to the Dealer’s promotional activities by conducting national or regional marketing promotion activities for the Contractual Products; seconding experts to provide advice and support on a irregular basis; and providing various support to the Dealer in connection with the business activities for the Contractual Products.

2.               If (i) the Dealer provides guarantee to any auto brand other than that of the Supplier’s or the Manufacturer’s or any business of any other industries, or (ii) the Dealer fails to use any money obtained through loan arrangement for the business operation in relation to the auto brand of the Supplier or the Manufacturer, the Supplier shall have the right to refuse to provide any financial support to the Dealer.

Article 13 Price and Sales Discount

1.               The Supplier shall sell the Contractual Products to the Dealer at the price published by the Supplier, which shall be subject to adjustment by the Supplier from time to time.

The Supplier shall fix a market guiding price of the Contractual Products based on the sales made by the Supplier and change of the market, and the Dealer shall sell the Contractual Products to end users at such market guiding price determined by the Supplier.  The Dealer shall not sell any Contractual Products at any price lower than the market guiding price determined by the Supplier without the Supplier’s consent.  In case of any violation of the forgoing provision, the Dealer shall pay the Supplier liquidated damage in an amount not less than RMB 10,000 for each car.

The Dealer shall not sell any spare parts at a price lower than their purchase price.  In case of any violation of this provision, the Dealer shall pay the Supplier liquidated damage in an amount not less than RMB 10,000.

2.               The Supplier may grant certain discount to the Dealer at its sole discretion based on the achievement of sales volume and composite index.

Article 14 Setoff and Interest

1.               The Supplier shall be entitled to (i) deduct any amount owed to it by the Dealer and/or any losses resulted from any default of the Dealer as well as the liquidated damages and indemnities agreed hereunder from the payment and/or other amounts from the Dealer and/or any indemnities for quality warranty payable by the Supplier to the Dealer, and/or (ii) reduce or cancel the discount granted to the Dealer.

2.               The Supplier may claim interest on any overdue account payable by the Dealer.

Article 15 Direct Sale

1.               The Supplier shall retain the right to trade with the users listed in Schedule          due to their special status or their international characteristics, in order to make full use of the market opportunities.  If the Dealer receives any inquiry and orders from the above users, it shall immediately inform the Supplier in writing.

2.               The Supplier shall not compensate the Dealer for its direct sale in the Territory, provided that if such direct sale requires any Service provided by the Dealer, and in such case, the Supplier shall negotiate with the Dealer with respect to the compensation for such Services.

Part IV Termination

Article 16 Normal Termination

This Contract shall terminate upon expiration unless renewed by both Parties upon mutual agreement.

Article 17 Termination with Immediate Effect

In the event of any of the following events, the Supplier may terminate this Contract immediately upon sending a notice to the Dealer setting forth the reasons for termination:

•                  The Dealer fails to obtain within the agreed period or is deprived of any governmental license or business authorization required for the performance of this Contract ;

•                  The Dealer becomes insolvent or bankrupt;

•                  The Dealer fails to repay its debts within seven days following the due date determined by a court or arbitration tribunal;

•                  The Dealer’s assets or business is taken over by any receivers;

•                  The Dealer fails to perform its payment obligation hereunder;

•                  The Dealer encounters any difficulties in personnel, organizational structure or finance which makes it impossible to perform any substantial provision of this Contract;

•                  The Dealer files a serious false claim for compensation, and/or false claims for compensation, and/or delete or modifies any true operational information, repair information or any other information and data;

•                  The Dealer uses any non-Original Parts which may give rise to potential risk in the safety of motor vehicle;

•                  The Dealer violates any provisions related to the price set forth in Article 13;

•                  In selling any Contractual Vehicle to an end user, the Dealer fails to execute the Shanghai Volkswagen Car Sales Contract with such user in accordance with Article 14;

•                  The layout and maintenance of the image and facilities of the Dealer’s business premises fails to (i) be accepted by the Supplier due to the reason that it fails to meet the standard set forth in the Supplier’s Operating Management Guideline; or (ii) meet such standard during the operational period, and in each case, the Dealer fails to make any rectification during the period required by the Supplier;

•                  Upon the execution of this Contract by both Parties, the Dealer is unable to commence its business operation in connection with the Contractual Products during the period required by the Supplier, to the extent that the Dealer is a new member of the Network Organization;

•                  The Dealer is liable to or fails to effectively solve any serious customer complain or event seriously affecting the brand image of Shanghai Volkswagen occurs during the term of this Contract;

•                  The Dealer is unable to proceed with its sales business and/or aftermarket Service for three months due to reasons attributable to the Dealer and/or any administrative penalty requiring the Dealer to suspend business for rectification and/or rectification required by the Supplier;

•                  The Dealer commits any crime;

•                  The Dealer’s operation manner endangers the public health or security;

•                  The Dealer or its shareholder, employee, agent commits any violence against, threats, slanders or insults any employee or agent of the Manufacturer or the Supplier which results in any physical or mental damage, and the Supplier deem it necessary to terminate this Contract;

•                  The Dealer fails to pass the regular or irregular business performance review arranged by the Supplier, which, in accordance with the rules of review, falls within the events giving rise to the termination by the Supplier;

•                  The Dealer fails to meet the Supplier’s requirements on Reasonable Inventory of Contractual Products;

•                  Without written consent of the Supplier, the Dealer at its sole discretion, and/or its investors and/or any other third parties determines to sell or transfer the equity interest and/or the business premises and/or facilities of the Dealer or lease its business premises and/or facilities, to any other parties; or the Dealer does not directly use its business premises and/or facilities, and/or does not directly operate the business of Contractual Products;

•                  The Dealer loses the right to use its business premises and is unable to reclaim the same;

•                  The Dealer commits any acts which shall require the Supplier’s consent or be reported to the Supplier in advance without obtaining the Supplier’s consent or being reported the Supplier;

•                  The Dealer fails to staffing itself with the employees in accordance with the Supplier’s arrangement for posts and qualification requirements within the period required by the Supplier;

•                  The Dealer fails to accept the various training provided by the Supplier, or its employees fails to pass the training examination provided by the Supplier, which makes the Dealer unable to conduct normal operation in accordance with the Supplier’s requirements;

•                  The Dealer violates any other material provisions of this Contract and/or any schedules hereto;

•                  Any termination by the Supplier provided in the Operating Management Guideline;

•                  Any change of Law or any auto industry regulations during the term of this Contract, makes the performance of this Contract impossible;

•                  Both Parties or either party fails to restore to normal within three months following the occurrence of any event of force majeure agreed under Article 24 hereof during the term of this Contract;

In addition, the Parties may terminate this Contract upon mutual written agreement.

Article 18 Partial Termination

In the event that

•                  the Dealer fails to use the Supplier’s Level One Mark system or Olympic logo system in accordance with the Supplier’s Operating Management Guideline, which results in any losses of the Supplier;

•                  the Dealer publishes any false market information or uses any unauthorized pictures without complying with the Supplier’s Operating Management Guideline, which results in any losses of the Supplier;

•                  the Dealer provide any false information to the Supplier in filing any materials such as various market information and effect evaluation report;

the Supplier may terminate the provisions in connection with the following items:

•                  termination with respect to a certain brand or model of the Contractual Products, without affecting other brands and models;

•                  termination with respect to the Contractual Vehicles, without affecting aftermarket service and Contractual Parts, or vice versa;

•                  termination with respect to sedan cars, without affecting other business cars, or vice versa;

In case of termination of partial provisions of this Contract, the Dealer undertakes to follow the relevant post-termination procedures in accordance with Article 19.

Article 19 Post-termination Enforcement Procedures

1. During a reasonable period prior to the expiration of this Contract, the Supplier shall have the right to take necessary actions and measures to ensure normal sale and aftermarket service of the Contractual Products in the Territory following the termination of this Contract.

2. Upon termination of this Contract, the Dealer shall, within seven days and without any delay, (i) cease to use any trademark and logo of the Supplier and any marks which are easily to be confused with the same; (ii) upon the Supplier’s request, transfer all the outstanding orders and business related to the Contractual Products to the Supplier or any third parties designated by the Supplier; (iii) upon the Supplier’s request, return any Contractual Products of the Supplier in its possession without any charge; (iv) upon the Supplier’s request, sell any Contractual Products which (a) are directly purchase from the Supplier and brand new and/or in the original package, unused and undamaged; or (b) have not been sold and no security has been created thereon, to the third party designated by the Supplier.  Any and all logistics and insurance fees and risks shall be borne by the Dealer; (v) upon the Supplier’s request, return all the articles, documents, information system, materials, in particular, the equipment and tools for special purpose, provided by the Supplier; and (vi) upon termination of this Contract, the Supplier shall have the right to terminate all or partial outstanding orders entered into with the Dealer; provided that item (ii) of this Article 19.2 shall not be affect.

Part V General Provisions

Article 20 Amendment and Entire Agreement

[intentionally omitted]

Article 21 Assignment

1. [intentionally omitted]

2. In case of any termination or amendment of the contract between the Manufacturer and the Supplier, the Manufacturer of the Contractual Product or any other parties designated by the Manufacturer shall have the right to take the place of the Supplier as a party to this Contract and continue to perform this Contract as a party hereto.

Article 22 Severability

[intentionally omitted]

Article 23 Waiver

[intentionally omitted]

Article 24 Force Majeure

[intentionally omitted]

Article 25 Liabilities

[intentionally omitted]

Article 26 Confidentiality

[intentionally omitted]

Article 27 Default Liability

[intentionally omitted]

Article 28 Dispute Resolution

[intentionally omitted]

Accepted for and on behalf of:

Shanghai-Volkswagen Sales Co., Ltd.	[Dealer] (company seal)
(company seal)

Signed by:	Signed by:
Legal representative